E.I.I. REALTY SECURITIES TRUST

AMENDMENT
TO
REVISED CUSTODIAN SERVICES FEE LETTER

This Amendment to the Revised Custodian Services Fee letter (the “Amendment”) is made as of September 1, 2010 by and between E.I.I. REALTY SECURITIES TRUST (the “Fund”) and PFPC TRUST COMPANY (“PFPC Trust”).

BACKGROUND:

A.
The Fund and PFPC Trust entered into a Revised Custodian Services Fee Letter dated as of February 1, 2007 (the “Fee Letter”) relating to PFPC Trust’s provision of certain custodian services to the Fund’s investment portfolios pursuant to the Amended and Restated Custodian Services Agreement dated May 24, 2004, as amended.

B.	The parties desire to amend the term of the Fee Letter as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereto agree to amend the Fee Letter as follows:

1.	The section entitled “Transaction Charges for U.S. Securities” is hereby amended by removing “GNMA depository $15.00” from the list of transaction charges.

2.	The section entitled “Minimum Monthly Fee” is hereby deleted in its entirety and replaced with the following:

“Minimum Monthly Fee:

The minimum monthly fee shall be as follows:

Domestic Fund
$500 per Portfolio per month, excluding transaction charges and out-of-pocket expenses.

Global Fund
$1,250 per Portfolio per month, excluding transaction charges and out-of-pocket expenses.”

3.	Schedule A to the Fee Letter is hereby deleted in its entirety and replaced with the Schedule A attached hereto and made a part hereof.

4.	Except as amended and supplemented hereby, the Fee letter shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

5.           This Amendment may be executed in two or more counterparts, each of which shall bedeemed an original, but all of which together shall constitute one and the same instrument.The facsimile signature of any party to this Amendment shall constitute the valid andbinding execution hereof by such party.

IN WITNESS WHEREOF, the parties hereto have set their hands by their duly authorized representatives as of the year and date first above indicated.

PFPC TRUST COMPANY

By:                           _________________

Name:                 _________________

Title:                 _________________

E.I.I. REALTY SECURITIES TRUST

By:                           _________________

Name:                 _________________

Title:                 _________________

Schedule A

Asset Based Fees and Transaction Charges for Non-U.S. Assets:

Asset based fees will be calculated based upon the total gross assets of each Portfolio at month end (or deconversion):

	Basis point charge	Transaction charge (USD)
Argentina	30	75
Australia	2	40
Austria	6	60
Bahrain	35	125
Bangladesh	45	115
Belgium	4.5	60
Bermuda	45	90
Bosnia	50	160
Botswana	50	135
Brazil - includes local administration	25	70
Bulgaria	40	115
Canada	3	30
Chile - not including local admin.	20	80
China	25	90
Colombia - not including local admin.	40	125
Costa Rica	45	80
Croatia	30	80
Cyprus	6	25
Czech Republic	40	125
Denmark	3.5	65
Dubai	40	150
Ecuador	40	125
Egypt	40	125
Estonia	40	55
Euroclear/Cedel	2.5	25
Finland	5	65
France	2	30
Germany	2	30
Ghana	50	125
Greece	30	75
Hong Kong	3	45
Hungary	40	120
Kuwait	35	140
Iceland	4	20
India	45	150
Indonesia	15	80
Ireland	3	40
Israel	25	60
Italy	2	30
Japan	2	20
Jordan	45	115
Kazakhstan	45	160
Kenya	45	125
Korea	12.5	70
Latvia	45	45
Lebanon	35	140
Lithuania	25	40
Malaysia	6	50
Malta	25	80
Mauritius	40	115
Mexico	6	35
Morocco	45	110
Namibia	65	185
Netherlands	2.5	30
New Zealand	4	55
Nigeria	45	125
Norway	4.5	75
Oman	35	125
Pakistan	40	125
Palestine	40	135
Peru	40	120
Philippines	8	50
Poland	40	100
Portugal	10	70
Quatar	40	125
Romania	40	80
Russia	45	70
Saudi Arabia	40	140
Serbia	50	155
Singapore	3.5	50
Slovakia	30	85
Slovenia	40	90
South Africa	5.5	50
Spain	3.5	40
Sri Lanka	25	75
Sweden	4.5	50
Switzerland	4	60
Taiwan	20	110
Thailand	6	50
Tunisia	45	35
Turkey	20	70
United Kingdom	1.25	20
Uruguay	35	125
Venezuela	40	125
Vietnam	30	75
Zambia	75	225
Zimbabwe	50	150